Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2021 FIRST QUARTER RESULTS

Reports Net Combined Ratio of 84.6%

DeRidder, LA – April 29, 2021 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the first quarter ended March 31, 2021.

	Three Months Ended March 31,
	2021	2020	% Change
	(in thousands, except per share data)
Net premiums earned	$70,746	$78,990	-10.4%
Net investment income	6,583	7,749	-15.0%
Net realized gains on investments (pretax)	319	992	-67.8%
Net unrealized gains (losses) on equity securities (pre-tax)	5,511	(8,763)	NM
Net income	19,312	10,800	78.8%
Diluted earnings per share	$0.99	$0.56	76.8%
Operating net income	14,706	16,939	-13.2%
Operating earnings per share	$0.76	$0.88	-13.6%
Book value per share	$23.16	$22.64	2.3%
Net combined ratio	84.6%	83.5%
Return on average equity	17.4%	10.0%

G. Janelle Frost, President and Chief Executive Officer, stated, “We are optimistic that vaccination rollout will strengthen the economy and add some normalcy back to daily living. However, optimism alone will not change the trajectory of the workers’ compensation market. The soft market continued in the quarter. Competition remained robust, while loss costs continued to decline. We are pleased to report an 84.6% combined ratio in the quarter through disciplined underwriting, competitive pricing, slight policy growth, and favorable case loss development from prior accident years.”

INSURANCE RESULTS

	Three Months Ended March 31,
	2021	2020	% Change
	(in thousands)
Gross premiums written	$81,514	$87,071	-6.4%

Net premiums earned	70,746	78,990	-10.4%
Loss and loss adjustment expenses incurred	39,517	43,647	-9.5%
Underwriting and certain other operating costs, commissions, salaries and benefits	18,967	21,284	-10.9%
Policyholder dividends	1,350	1,023	32.0%

Underwriting profit (pre-tax)	$10,912	$13,036	-16.3%

Insurance Ratios:
Current accident year loss ratio	72.0%	72.5%
Prior accident year loss ratio	-16.1%	-17.2%

Net loss ratio	55.9%	55.3%
Net underwriting expense ratio	26.8%	26.9%
Net dividend ratio	1.9%	1.3%

Net combined ratio	84.6%	83.5%

•	Voluntary premiums written in the quarter were lower by $2.4 million, or 3.0%, compared with the first quarter of 2020.

•

Payroll audits and related premium adjustments were lower by $3.3 million than the first quarter of 2020. While audits completed this quarter resulted in positive audit premiums, amounts were lower than the first quarter of 2020. This quarter’s audits included periods of activity impacted by COVID-19. Audits and other adjustments increased premiums written by $0.3 million in the first quarter of 2021, compared to an increase in premiums written of $3.6 million in the first quarter of 2020.

•

The current accident year loss ratio for the first quarter was 72.0%, one half point lower than the 72.5% ratio for accident year 2020. During the quarter, the Company experienced favorable net loss development for prior accident years, which reduced loss and loss adjustment expenses by $11.4 million, primarily from accident years 2015 through 2018.

•

For the quarter ended March 31, 2021, the underwriting expense ratio was 26.8% compared with 26.9% in the same quarter in 2020. The decrease was primarily due to a decrease in premium and loss-based assessments compared with the first quarter of 2020.

2

•	The effective tax rate for the quarter ended March 31, 2021 was 18.3%, largely unchanged from 18.4% for the first quarter of 2020.

INVESTMENT RESULTS

	Three Months Ended March 31,
	2021	2020	% Change
	(in thousands)
Net investment income	$6,583	$7,749	-15.0%
Net realized gains on investments (pre-tax)	319	992	-67.8%
Net unrealized gains (losses) on equity securities (pre-tax)	5,511	(8,763)	NM
Pre-tax investment yield	2.3%	2.6%
Tax-equivalent yield (1)	2.8%	3.0%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended March 31, 2021, decreased 15.0% to $6.6 million from $7.7 million in the first quarter of 2020, due to lower investment yields on fixed-income securities.

•	Net realized gains on securities sold were $0.3 million for the first quarter of 2021, compared to $1.0 million in the first quarter of 2020.

•	As of March 31, 2021, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

During the first quarter of 2021, the Company paid a regular quarterly cash dividend of $0.29 per share on March 26, 2021 which represented an 7.4% increase in the quarterly dividend compared with 2020. On April 27, 2021 the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share, payable on June 25, 2021 to shareholders of record as of June 18, 2021.

Book value per share at March 31, 2021 was $23.16, an increase of 2.0% from $22.70 at December 31, 2020.

3

SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2021	2020
	(in thousands, except share and per share data)
Net income	$19,312	$10,800
Less:
Net realized gains on investments	319	992
Net unrealized gains (losses) on equity securities	5,511	(8,763)
Tax effect (1)	(1,224)	1,632

Operating net income (2)	$14,706	$16,939

Average shareholders’ equity (3)	$443,221	$433,586
Less:
Average accumulated other comprehensive income	18,495	12,953

Average adjusted shareholders’ equity (2)	$424,726	$420,633

Diluted weighted average common shares	19,408,804	19,352,245
Return on average equity (4)	17.4%	10.0%
Operating return on average adjusted equity (2)	13.9%	16.1%
Diluted earnings per share	$0.99	$0.56
Operating earnings per share (2)	$0.76	$0.88

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

4

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for April 30, 2021, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2093 (Conference Code 9686208) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

5

FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors. Other factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2020. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

6

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Revenues:
Gross premiums written	$81,514	$87,071
Ceded premiums written	(2,517)	(2,783)

Net premiums written	$78,997	$84,288

Net premiums earned	$70,746	$78,990
Net investment income	6,583	7,749
Net realized gains on investments	319	992
Net unrealized gains (losses) on equity securities	5,511	(8,763)
Fee and other income	192	201

Total revenues	83,351	79,169

Expenses:
Loss and loss adjustment expenses incurred	39,517	43,647
Underwriting and other operating costs	18,967	21,284
Policyholder dividends	1,350	1,023
Provision for investment related credit loss benefit	(108)	(26)

Total expenses	59,726	65,928

Income before taxes	23,625	13,241
Income tax expense	4,313	2,441

Net income	$19,312	$10,800

7

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Basic EPS:
Net income	$19,312	$10,800

Basic weighted average common shares	19,311,710	19,266,016
Basic earnings per share	$1.00	$0.56
Diluted EPS:
Net income	$19,312	$10,800

Diluted weighted average common shares:
Weighted average common shares	19,311,710	19,266,016
Restricted stock and stock options	97,094	86,229

Diluted weighted average common shares	19,408,804	19,352,245
Diluted earnings per share	$0.99	$0.56

8

AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Investments	$1,125,134	$1,088,744
Cash and cash equivalents	33,074	61,757
Amounts recoverable from reinsurers	110,717	105,803
Premiums receivable, net	165,170	156,760
Deferred income taxes	14,506	13,665
Deferred policy acquisition costs	18,684	17,810
Other assets	27,294	26,316

	$1,494,579	$1,470,855

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$759,758	$760,561
Unearned premiums	137,511	129,260
Insurance-related assessments	18,441	17,995
Other liabilities	131,243	124,223
Shareholders’ equity	447,626	438,816

Total liabilities and shareholders’ equity	$1,494,579	$1,470,855

# # #

9